EXHIBIT (11)


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
                          NORTHWEST NATURAL GAS COMPANY
                 Statement re: Computation of Per Share Earnings
                                   (Unaudited)


                                                         Three Months Ended              Six Months Ended
Thousands, except per share amounts                           June 30,                       June 30,
----------------------------------------------------------------------------------------------------------
                                                        2003           2002             2003         2002
                                                        ----           ----             ----         ----

Earnings (Loss) Applicable to Common Stock            $ 4,315       $ (3,582)        $ 30,572    $  30,270

     Debenture Interest Less Taxes                         70             74              141          148
                                                      -------       --------         --------    ---------
Net Income (Loss) Available for Diluted Common Stock  $ 4,385       $ (3,508)        $ 30,713    $  30,418
                                                      =======       ========         ========    =========
Average Common Shares Outstanding                      25,682         25,410           25,649       25,338

     Stock Options                                         39             73               33           61

     Convertible Debentures                               320            336              320          336
                                                      -------       --------         --------    ---------
Diluted Common Shares                                  26,041         25,819           26,002       25,735
                                                      =======       ========         ========    =========

Diluted Earnings (Loss) per Share of Common Stock     $  0.17       $  (0.14)        $   1.18    $    1.18
                                                      =======       ========         ========    =========
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